As filed with the U.S. Securities and Exchange Commission on October 21, 2016

File No.001-37859

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Bioverativ Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	81-3461310 (I.R.S. Employer Identification No.)

225 Binney Street, Cambridge, Massachusetts (Address of principal executive offices)	02142 (Zip Code)

(617) 679-2000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant is an “emerging growth company,” as defined in Section 2(a) of the Securities Act. This registration statement complies with the requirements that apply to an issuer that is an emerging growth company.

EXPLANATORY NOTE

Bioverativ Inc. is filing this Amendment No. 2 (this “Amendment”) to its registration statement on Form 10 (File No. 001-37859) (the “Registration Statement”) as an exhibit-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 15(b) of the Registration Statement, the signature page to the Registration Statement and Exhibits 10.6, 10.7 and 10.8.  The remainder of the Registration Statement, including the information statement contained in Exhibit 99.1 to the Registration Statement, is unchanged and has therefore been omitted.

Item 15.  Financial Statements and Exhibits.

(b)                                 Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation Agreement by and between Bioverativ Inc. and Biogen Inc.*
3.1	Form of Amended and Restated Certificate of Incorporation of Bioverativ Inc.*
3.2	Form of Amended and Restated Bylaws of Bioverativ Inc.*
10.1	Form of Transition Services Agreement by and between Bioverativ Inc. and Biogen Inc.*
10.2	Form of Tax Matters Agreement by and between Bioverativ Inc. and Biogen Inc.*
10.3	Form of Manufacturing and Supply Agreement by and between Bioverativ Inc. and Biogen Inc.*
10.4	Form of Employee Matters Agreement by and between Bioverativ Inc. and Biogen Inc.*
10.5	Form of Intellectual Property License Agreement by and between Bioverativ Inc. and Biogen Inc.*
10.6

Second Amended and Restated Development and Commercialization Agreement between Bioverativ Therapeutics Inc. (formerly Biogen Idec Hemophilia Inc.) and Swedish Orphan Biovitrum AB (publ), dated April 10, 2014**#

10.7

Amendment No. 1 to Second Amended and Restated Development and Commercialization Agreement between Bioverativ Therapeutics Inc. (formerly Biogen Idec Hemophilia, Inc.) and Swedish Orphan Biovitrum AB (publ), dated August 13, 2014**

10.8

Amendment No. 2 to Second Amended and Restated Development and Commercialization Agreement between Bioverativ Therapeutics Inc. (formerly Biogen Idec Hemophilia, Inc.) and Swedish Orphan Biovitrum AB (publ), dated June 25, 2015**

10.9	Form of Indemnification Agreement between Bioverativ Inc. and individual directors and officers*+
10.10	Letter regarding employment arrangement of John G. Cox dated May 19, 2016*+
21.1	Subsidiaries of Bioverativ Inc.*
99.1	Information Statement of Bioverativ Inc., preliminary and subject to completion, dated September 26, 2016***
99.2	Form of Notice of Internet Availability of Information Statement Materials*

*                                         To be filed by amendment.

**                                  Filed herewith.

***                           Previously filed.

#                                         Certain provisions of this exhibit have been omitted pursuant to a request for confidential treatment.

+                                         Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BIOVERATIV INC.

By:	/s/ JOHN G. COX
	Name:	John G. Cox
	Title:	Chief Executive Officer

Date: October 21, 2016